UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 12, 2009
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania		15650-0231

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 9.01 Financial Statements and Exhibits
EX-99.1
Item 2.02 Results of Operations and Financial Condition
On January 12, 2009, Kennametal Inc. (Kennametal or the Company) announced revised fiscal 2009 second quarter earnings guidance.
As a result of lower sales volumes driven by the downturn in global markets, Kennametal expects to report an organic sales decline of approximately 10 percent for its fiscal 2009 second quarter ended December 31, 2008. Earnings per diluted share (EPS) for its fiscal 2009 second quarter are expected to be approximately $0.34, excluding charges of approximately $0.14 per share relating to restructuring. Reported EPS for the quarter are expected to be approximately $0.20.
EPS, excluding charges relating to restructuring is a non-generally accepted accounting principles (GAAP) financial measure. The most comparable GAAP measure is EPS. Management adjusts for these charges in measuring and compensating internal performance and to more easily compare the Company’s financial performance period-to-period. Management believes that the presentation of this non-GAAP financial measure provides useful information about the results of operations of the Company for the period. Management believes that investors should have available the same information that management uses to assess operating performance and determine compensation. This non-GAAP measure should not be considered in isolation as a substitute for the most comparable GAAP measure.
A copy of the Company’s announcement is furnished under Exhibit 99.1 attached hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.05 Costs Associated with Exit or Disposal Activities
On January 12, 2009, Kennametal also announced additional actions involving a reduction in the Company’s global salaried workforce by approximately 800 positions. These actions, which are expected to generate annual pre-tax savings of approximately $70 million, will be completed within the next three to six months. The Company anticipates recording pre-tax cash charges related to these actions of approximately $40 million.
This Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the number of employees affected by the workforce reduction, the amount and timing of the estimated savings, and anticipated charges relating to these actions. These statements are based on current expectations that involve inherent risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. Factors that could cause actual results to differ materially from those we expect include: our ability to implement the workforce reduction and realize the related savings; the risk that these actions or other restructuring actions result in greater charges or less cost savings; continued worsening of global and regional economic conditions; availability and cost of the raw materials we use to manufacture our products; our ability to protect our intellectual property in foreign jurisdictions; our foreign operations and international markets, such as currency exchange rates, different regulatory environments, trade barriers, exchange controls, and social and political instability; energy costs; commodity prices; competition; integrating recent acquisitions, as well as any future acquisitions, and achieving the related expected savings and synergies; business divestitures; demands on management resources; environmental remediation matters; demand for and market acceptance of new and existing products; future terrorist attacks or acts of war; and labor relations. These and other risks are more fully described in Kennametal’s latest annual report on Form 10-K and its other periodic filings with the Securities and Exchange Commission. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Kennametal Inc. January 12, 2009 Announcement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
Date: January 12, 2009	By:	/s/ Wayne D. Moser
Wayne D. Moser
Vice President Finance and Corporate Controller